Exhibit D-11

              FEDERAL COMMUNICATIONS COMMISSION
   Application for Authorization in the Microwave Services
                      Parts 74 and 101


                        FILING FEE

(a) Fee Type Code

(b) Fee Multiple

(c) Fee Due for Fee Type Code in (a)

(d) Total Amount Due

FEE Use Only


                         APPLICANT

1.  Legal Name of Applicant
    San Diego Gas & Electric Company

2.  Voice Telephone Number
    (  )

3.  Assumed Name Used for Doing Business (if any)

4.  Fax Telephone Number
    (  )

5.  Mailing Address, Street or P.O. Box
    Attention:  Telecom Building, P.O. Box 1831

6.  City
    San Diego

7.  State
    CA

8.  Zip Code
    92112

9.  E-mail or Internet Address

10. Taxpayer Identification Number
    E.I. No. 0951184800

11. Name of Contact Representative (if other than applicant)
    Lee J. Tiedrich

12. Voice Telephone Number
    (202) 662-5403

13. Contact Representative Firm or Company Name
    Covington & Burling

14. Fax Telephone Number
    (202) 662-6291

15. Mailing Address, Street or P.O. Box
    1201 Pennsylvania Avenue, N.W.

16. City
    Washington

17. State
    D.C.

18. Zip Code
    20044

                  CLASSIFICATION OF FILING

19. Type of Applicant (C)
        Individual
        Partnership
        Corporation
        Unincorporated Association
        Governmental Entity

20. Does applicant qualify as a Non-Commercial Educational
    Broadcaster?  (N)     Yes      No

21. If this filing is an Amendment to a pending application:
    No
    File number of pending application:
    Receipt Date:

22. Eligibility Rule Section
    90.35

23. Service Type Code
    See attached

24. Does this filing propose a waiver or exception to the
    Commission's Rules?
    If "yes", attach exhibit explaining circumstances.
    (N)  Yes       No

25. Does this filing pose potential interference to
    Geostationary Satellite Operation?
    If "yes", attach exhibit explaining circumstances.
    (N)  Yes       No

26. Is notification to the National Radio Astronomy
    Observatory required?
    If "Yes", provide date of notification:
    (N)  Yes       No

27. If this filing is in reference to an existing station at the same location, give the call sign. If this filing is for a Transfer of Control or Assignment of Authorization, list all call signs to be transferred or assigned:

    Transfer of Control -- See Attachment A for the list of call signs


                 ADMINISTRATIVE INFORMATION

28. The purpose of this filing is to:(H)

    A. request an initial authorization for a new station
       (all)
    B. request authorization for modification of an existing licensed station (all)
    C. request authorization for a minor  modification
       (Private and Common Carrier)
    D. request authorization to renew an existing licensed station (all)
    E. request authorization to reinstate an expired licensed station (all)
    F. request a full assignment of a radio station authorization (Private)
    G request authorization of a developmental station (Private and Common Carrier)
    H. request authorization for transfer of control
       (Private)
    I. request authorization to convert from Private to Common Carrier (Common Carrier)
    J. request amendment to a pending application (all)

29. If this filing is for modification of an existing licensed station, or is for a partial assignment of authorization, specifically describe changes requested.

    N/A

30. Number of associated applications filed as a system

31. FCC File Numbers of associated applications filed as a system, if known

32. Type of MAS Operation  (   )
    Two-way master-remote          Mobile meter reader
    One-way outbound               Subfrequency operation
    One-way Inbound                Multiple master operation

33. Requested Authorization Expiration Date
    Month              Day

         POINT OF CONTACT FOR TECHNICAL OPERATIONS

34. Mailing address street or geographical description
    P.O. Box 1831, ATTN: Mike Calcagno

35. Voice Telephone Number
   (619)260-5704

36. City
    San Diego

37. State
    CA

38. Zip Code
    92112

                  BROADCAST AUXILIARY APPLICANTS

39. Name of Broadcast Auxiliary frequency coordinator

40. Voice Telephone Number  (  )

41. Call Sign of associated Broadcast Station, if any

42. Radio Service Code of associated Broadcast Station


            TRANSFER OF CONTROL APPLICANTS


43. Is this a pro forma Transfer of Control?
    (N)       Yes     No

44. Is each station named in item 27 of this filing
    constructed and operational?
    (N)       Yes     No  See Exhibit C

45. Name of Transferee
    SEMPRA ENERGY

46. Transferee's Mailing Address, Street
    101 Ash Street

47. City
    San Diego

48. State
    CA

49. Zip Code
    92101

                    ENVIRONMENTAL POLICY

50. Would a Commission grant of any proposal in this
    application or amendment have a significant
    environmental effect as defined by 47 CFR 1.1307?
    *If "yes", attach environmental assessments as required
    by 47 CFR 1.1308 and 47 CFR 1.1311.
    (N)      Yes      No

              FOREIGN GOVERNMENT REPRESENTATION

51. Is the applicant a foreign government or the
     representative of any foreign government?
    (N)    Yes       No


        COMMON CARRIER APPLICANTS - ALIEN OWNERSHIP

52. Is the applicant an alien or the representative of an
    alien? )
    Yes         No


53. Is the applicant a corporation organized under the laws
    of any foreign government?
    Yes      No

54. Is the applicant a corporation of which any officer or
    director is an alien or of which more than one-fifth of
    the capital stock is owned of record or voted by aliens
    or their representatives or by a foreign government or
    representative thereof or by any corporation organized
    under the laws of a foreign country?
    Yes      No

55. Is the applicant a corporation directly or indirectly controlled by any other corporation of which any officer or more than one-fourth of the directors are aliens, or of which more than one-fourth of the capital stock is owned of record or voted by aliens, their representatives, or by a foreign government or representative thereof, or by any corporation organized under the laws of a foreign country?
    Yes      No

*If "yes" attach exhibit explaining nature and extent of alien or foreign ownership or control
Yes      No

*If yes, attach exhibit explaining circumstances.


                    BASIC QUALIFICATIONS
(To be completed by Private Operational Fixed and Common Carrier applicants only)

56. Has the applicant or any party to this application or
    amendment had any FCC station authorization, license or
    construction permit revoked or had any application for
    an initial, modification or renewal of FCC station
    authorization, license, construction permit denied by
    the Commission?
    (N)    Yes        No

57. Has the applicant, or any party to this application or
    amendment, or any party directly or indirectly
    controlling the applicant ever been convicted of a
    felony by any state or federal court?
    (N)    Yes        No


58. Has any court finally adjudged the applicant, or any person directly or indirectly controlling the applicant, guilty of unlawfully monopolizing or attempting unlawfully to monopolize radio communication, directly or indirectly, through control of manufacture or sale of radio apparatus, exclusive traffic arrangement or any other means or unfair methods of competition?
    (N)    Yes        No


59. Is the applicant, or any person directly or indirectly
    controlling the applicant, currently a party in any
    pending matter referred to in the preceding two items?
   (N)    Yes        No

60.  Is this a Common Carrier corporation?
    If "Yes", attach exhibit showing names, addresses and citizenship of those stockholders granting of record and/or voting 10 percent or more of the filer's voting stock and the percentages so held. In the case of fiduciary control, indicate the beneficiary(ies) or class of beneficiaries. Also list the names and addresses of the officers and directors of the applicant as well as any controlling corporations. If this information is currently up to date and on file with the Commission, this additional exhibit is not required with this filing.
    (N)    Yes        No

*If "yes", attach exhibit explaining circumstances.

                       CERTIFICATION

The APPLICANT waives any claim to the use of any particular frequency or of the electromagnetic spectrum as against the regulatory power of the United States because of the previous use of the same, whether by license or otherwise, and requests an authorization in accordance with this application. The applicant certifies that neither the applicant nor any other party to the application is subject to a denial of Federal benefits, that includes FCC benefits, pursuant to Section 5301 of the Anti-Drug Abuse Act of 1988, 21 U.S.C. Section 862, because of a conviction for possession or distribution of a controlled substance. All statements made in exhibits are a material part hereof and are incorporated herein as if set out in full in this application. The undersigned, individually and for the applicant, hereby certifies that all statements made in this application and in all attached exhibits are true, complete and correct to the best of his or her knowledge and belief, and are made in good faith.

"See 47 CFR 1.2002(a) for the meaning of party to the application" for these purposes.

61. Typed Name of Person Signing
    /s/ Richard D. Farman
    /s/ Edwin A. Giles

62. Title
    President

63. Signature
    /s/ Richard D. Farman
    /s/ Edwin A. Giles

64. Date
    May 22, 1998

WILLFUL FALSE STATEMENTS MADE ON THIS FORM ARE PUNISHABLE BY FINE AND/OR IMPRISONMENT (U.S. Code, Title 18, Section 1001), AND/OR REVOCATION OF ANY STATION LICENSE OR CONSTRUCTION PERMIT (U.S. CODE, TITLE 47, SECTION 312(S)(1)), AND/OR FORFEITURE (U.S. CODE, TITLE 47, SECTION 503).



                                FCC Form 415
                                Transfer of Control
                                San Diego & Electric Company
                                Exhibit A



LIST OF AUTHORIZATIONS

                      WNEL607    MAS
                      WNT1847    MAS
                      WNTS330    MAS
                      WNTS965    MAS
                      WNTT247    MAS
                      WNTX576    MAS
                      WNTZ481    MAS
                      KKP40      OFS
                      KKS80      OFS
                      KKV49      OFS
                      KKV50      OFS
                      KKW75      OFS
                      KKX45      OFS
                      KMM26      OFS
                      KMM27      OFS
                      KMM28      OFS
                      KMM30      OFS
                      KMT23      OFS
                      KMT67      OFS
                      KNH43      OFS
                      KSX99      OFS
                      WNEH623    OFS
                      WNEQ692    OFS
                      WNEQ693    OFS
                      WNEQ694    OFS
                      WNEQ695    OFS
                      WNEQ697    OFS
                      WNEY346    OFS
                      WNTG641    OFS
                      WNTI992    OFS
                      WNTI993    OFS
                      WNTR513    OFS
                      WNTS331    OFS
                      WNTS332    OFS
                      WNTS464    OFS










                                                FCC Form 415
                                         Transfer of Control
                                San Diego & Electric Company
                                                   Exhibit B



                   DESCRIPTION OF TRANSACTION

     The instant application seeks the FCC's approval of the transfer of control of the corporate licensee, San Diego Gas & Electric Company ("SDG&E"). SDG&E is a subsidiary of Enova Corporation ("Enova"). Enova Corporation and Pacific Enterprises, the parent company of Southern California Gas Company, have agreed to a business combination in which they will become a subsidiary of a new holding company to be named Sempra Energy. This strategic merger of equals will be a tax-free transaction accounted for as a pooling of interests in which common shareholders of Pacific Enterprises and Enova will receive 1.5028 shares of Sempra Energy for each share of Pacific Enterprises and one share of Sempra Energy common stock for each share of Enova common stock. The preferred stock of Pacific Enterprises will remain outstanding.

     This strategic merger will be of substantial benefit to the customers of both of the FCC corporate licensees. Pacific Enterprises and Enova expect to receive approvals from other necessary regulatory agencies to consummate the business merger. Thus, grant of this application would serve the public interest, convenience and necessity.


                                                FCC Form 415
                                         Transfer of Control
                                San Diego & Electric Company
                                                   Exhibit C



UNCONSTRUCTED STATION(S)

Station WNPR513 has not been constructed.


                   STATEMENT OF INTENTION


I am an officer of San Diego Gas & Electric Company
("SDG&E"). On behalf of SDG&E, I hereby confirm SDG&E's intention to consummate the transfer of control transaction as contemplated in the associated FCC Form 415 application relating to the licenses set forth on Attachment A attached thereto.


                                       By:

                                       Title:

                                       Date: